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                                                                    EXHIBIT 99.1

KCSA
PUBLIC RELATIONS
WORLDWIDE                                                           NEWS
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PUBLIC & INVESTOR RELATIONS, CORPORATE & MARKETING COMMUNICATIONS



FOR:              SIX FLAGS, INC.

CONTACT:          Jim Dannhauser, Chief Financial Officer
                  122 East 42nd Street
                  New York, NY  10168
                  (212) 599-4693

KCSA:             Sarah Shepard/Joseph A. Mansi
CONTACT:          (212) 682-6300 ext.  226/205
                  Www.kcsa.com



                 SIX FLAGS SUBSIDIARY COMMENCES TENDER OFFER AND
                      CONSENT SOLICITATION FOR SENIOR NOTES

            SIX FLAGS COMMENCES OFFERING OF NEW SENIOR NOTES TO REPAY
                                  INDEBTEDNESS

NEW YORK, January 29, 2001 - Six Flags, Inc., (NYSE: PKS) announced today that its primary operating subsidiary, Six Flags Operations Inc., has commenced a tender offer for all of the $125 million aggregate principal amount of 9-3/4% Senior Notes due 2007 of Six Flags Operations. In conjunction with the tender offer, noteholder consents are being solicited to effect certain amendments to the indenture governing the notes.

      The purchase price will be paid for notes validly tendered and accepted for purchase, as well as accrued and unpaid interest up to, but not including, the payment date. The tender offer is scheduled to expire at 5:00 p.m., New York City time on February 27, 2001, unless extended. Noteholders who provide consents to the proposed amendments will receive a consent payment per $1,000 principal amount of notes tendered and accepted for purchase pursuant to the offer if they provide their consents on or prior to 5:00 p.m., New York City time, on February 9, 2001, unless such date is extended. The total consideration to be paid for each validly tendered note and properly

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SIX FLAGS/2


delivered consent will be based upon a fixed spread of 50 basis points over the yield to maturity on the reference U.S. Treasury Note, and includes a consent payment of $30.00 per $1,000 principal amount of the notes. The yield to maturity of the reference U.S. Treasury Note used in the fixed spread formula will be set at 2:00 p.m., New York City time, on the second business day prior to the expiration time.

      Six Flags intends to finance the tender offer and consent solicitation with a portion of the proceeds from its anticipated offering of approximately $300 million of senior notes, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The balance of the net proceeds of the offering will be used to repay outstanding indebtedness. The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.

      The obligations to accept for purchase and to pay for notes in the tender offer is conditioned on, among other things, the following:

      o there being validly tendered and not validly withdrawn a majority in aggregate principal amount of the outstanding notes,

      o the execution of a supplemental indenture to the indenture governing the notes, following receipt of consents to the proposed amendments from the holders of not less than a majority in aggregate principal amount of outstanding notes, and

      o there being available from the anticipated offering of senior notes by Six Flags, all of the financing necessary to fund the payment of the aggregate consideration payable for the notes and for the consents duly delivered.

      Six Flags has retained Lehman Brothers to serve as the Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation. Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent at

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SIX FLAGS/3


(800) 431-9643. Questions regarding the tender and consent solicitation may be directed to Lehman Brothers, at (800) 438-3242 (toll-free).

      Six Flags, Inc. is the world's largest regional theme park company, currently with thirty-seven parks in markets throughout North America and Europe.





THIS ANNOUNCEMENT IS NOT AN OFFER TO PURCHASE, A SOLICITATION OF AN OFFER TO PURCHASE OR A SOLICITATION OF CONSENTS WITH RESPECT TO THE 9-3/4% SENIOR NOTES. THE TENDER OFFER AND CONSENT SOLICITATION IS BEING MADE SOLELY BY THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT DATED JANUARY 29, 2001.

THE INFORMATION CONTAINED IN THIS NEWS RELEASE, OTHER THAN HISTORICAL INFORMATION, CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH STATEMENTS. ALTHOUGH SIX FLAGS BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT.



THIS RELEASE AND PRIOR RELEASES ARE AVAILABLE ON THE KCSA PUBLIC RELATIONS WORLDWIDE WEBSITE AT WWW.KCSA.COM